EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports record revenues for FOURTH Quarter 2020

DENVER--(February 3, 2021) — CSG (NASDAQ: CSGS), the trusted partner to simplify the complexity of business transformation in the digital age, today reported results for the quarter and year ended December 31, 2020.

Financial Results:

•	Fourth quarter 2020 financial results:
•	Total revenue was $260.5 million and total non-GAAP adjusted revenue was $243.2 million.
•	GAAP operating income was $23.7 million, or 9.1% of total revenue, and non-GAAP operating income was $43.0 million, or 17.7% of non-GAAP adjusted revenue.
•	GAAP earnings per diluted share (EPS) was $0.41 and non-GAAP EPS was $0.90.
•	Cash flows from operations were $57.3 million, with non-GAAP free cash flow of $52.1 million.
•	Full year 2020 financial results:
•	Total revenue was $990.5 million and non-GAAP adjusted revenue was $922.9 million.
•	GAAP operating income was $105.6 million, or 10.7% of total revenue, and non-GAAP operating income was $154.9 million, or 16.8% of non-GAAP adjusted revenue.
•	GAAP EPS was $1.82 and non-GAAP EPS was $3.12.
•	Cash flows from operations were $173.0 million, with non-GAAP free cash flow of $143.6 million.

Shareholder Returns:

•

On November 16, 2020, CSG declared its quarterly cash dividend of $0.235 per share of common stock, or a total of approximately $8 million, to shareholders, bringing total 2020 dividends to approximately $31 million.

•	In February 2021, CSG’s Board of Directors approved an approximately 6% increase in CSG’s cash dividend, with quarterly payments of $0.25 per share of common stock to be paid in March 2021.
•

During the quarter and full year 2020, CSG repurchased under its stock repurchase program, approximately 334,000 shares of its common stock for approximately $14 million and approximately 624,000 shares of its common stock for approximately $26 million, respectively.

CSG Systems International, Inc.

February 3, 2021

“As challenging as 2020 was, CSG is fortunate to have a strong, resilient business model that generates good recurring cash flows and high revenue and earnings visibility”, said Brian Shepherd, president and chief executive officer of CSG. “We are pleased to announce that our 2020 financial performance finished at the high end of our guidance ranges, despite the challenges of the pandemic. Our strong fourth quarter finish in 2020 was underpinned by the strength of our customer base as CSG continues to be a trusted technology provider that helps our clients better acquire, monetize, engage and retain their customers. Looking ahead, we remain well positioned to lengthen and strengthen our relationships with existing customers, accelerate our growth and diversify our revenue base.”

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended December 31,			Year Ended December 31,
			Percent			Percent
	2020	2019	Changed	2020	2019	Changed
GAAP Results:
Revenue	$260,487	$254,747	2%	$990,533	$996,810	(1%)
Operating Income	23,675	30,258	(22%)	105,556	126,109	(16%)
Operating Margin Percentage	9.1%	11.9%		10.7%	12.7%
EPS	$0.41	$0.70	(41%)	$1.82	$2.55	(29%)
Non-GAAP Results:
Adjusted Revenue	$243,248	$236,907	3%	$922,862	$927,696	(1%)
Operating Income	42,987	41,540	3%	154,887	165,702	(7%)
Adjusted Operating Margin Percentage	17.7%	17.5%		16.8%	17.9%
EPS	$0.90	$0.98	(8%)	$3.12	$3.53	(12%)

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Results of Operations

GAAP Results: Total revenue for the fourth quarter of 2020 was $260.5 million, a 2% increase when compared to revenue of $254.7 million for the fourth quarter of 2019, and a 7% increase when compared to revenue of $244.1 million for the third quarter of 2020.  These increases in revenue can be mainly attributed to a strong quarter of managed services, software, and professional services revenue. The fourth quarter marks the second quarter of sequential revenue growth, reflecting stabilization in sales and implementation cycles and a rebound in processing volumes that were negatively impacted in the first half of 2020 as a result of the COVID-19 pandemic. Total revenue for the full year 2020 was $990.5 million, a 1% decrease when compared to revenue of $996.8 million for the full year 2019.  This decrease is primarily due to the pricing adjustments associated with the five-year Comcast extension effective January 1, 2020, as well as foreign currency headwinds, offset by the strong fourth quarter revenue discussed above, and year-over-year growth in revenue management solutions.

CSG Systems International, Inc.

February 3, 2021

GAAP operating income for the fourth quarter of 2020 was $23.7 million, or 9.1% of total revenue, compared to $30.3 million, or 11.9% of total revenue, for the fourth quarter of 2019, and $28.9 million, or 11.9% of total revenue, for the third quarter of 2020.  GAAP operating income for the full year 2020 was $105.6 million, or 10.7% of total revenue, compared to $126.1 million, or 12.7% of total revenue, for the full year 2019.  GAAP operating income for the fourth quarter of 2020 was negatively impacted by executive transition costs of $11.2 million. Full year 2020 operating income was also negatively impacted by executive transition costs of $13.0 million and lower revenue.  Additionally, GAAP operating income for the full year 2020 includes the benefit of lower employee- related costs, off-set to a certain extent by the write-off of approximately $10 million of deferred contract costs resulting from the discontinuance of a project implementation during the second quarter.

GAAP EPS for the fourth quarter of 2020 was $0.41, as compared to $0.70 for the fourth quarter of 2019, and $0.42 for the third quarter of 2020.  GAAP EPS for the full year 2020 was $1.82, compared to $2.55 for the full year 2019.  The year-over-year decreases in GAAP EPS can be mainly attributed to the lower operating income, discussed above, and a lower effective income tax rate in 2019 due to Comcast’s exercise of 0.4 million vested common stock warrants that resulted in the recognition of an approximately $4 million net income tax benefit in the fourth quarter of 2019.

Non-GAAP Results:  Non-GAAP adjusted revenue for the fourth quarter of 2020 was $243.2 million, a 3% increase when compared to non-GAAP adjusted revenue of $236.9 million for the fourth quarter of 2019, and a 7% increase when compared to $227.7 million for the third quarter of 2020.  Total non-GAAP adjusted revenue for the full year 2020 was $922.9 million, a 1% decrease when compared to $927.7 million for the full year 2019.  The fluctuations in non-GAAP adjusted revenue between periods are primarily due to the factors discussed above.

Non-GAAP operating income for the fourth quarter of 2020 was $43.0 million, or 17.7% of total non-GAAP adjusted revenue, compared to $41.5 million, or 17.5% of total non-GAAP adjusted revenue for the fourth quarter of 2019, and $39.1 million, or 17.2% of total non-GAAP adjusted revenue for the third quarter of 2020.  Non-GAAP operating income for the full year 2020 was $154.9 million, or 16.8% of total non-GAAP adjusted revenue, compared to $165.7 million, or 17.9% of total non-GAAP adjusted revenue for the full year 2019. The full year-over-year decrease in non-GAAP operating income is reflective of the approximately $10 million write-off of deferred contract costs and lower revenue, discussed above, off-set to a certain extent by lower employee related costs.

Non-GAAP EPS for the fourth quarter of 2020 was $0.90 compared to $0.98 for the fourth quarter of 2019, and $0.76 for the third quarter of 2020.  Non-GAAP EPS for the full year 2020 was $3.12 compared to $3.53 for the full year 2019.  The year-over-year decreases in non-GAAP EPS are primarily due to the lower 2019 non-GAAP effective income tax rate, with the full year non-GAAP EPS also impacted by lower non-GAAP operating income discussed above.

CSG Systems International, Inc.

February 3, 2021

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments as of December 31, 2020 were $240.3 million compared to $212.1 million as of September 30, 2020 and $182.7 million as of December 31, 2019. CSG had net cash flows from operations for the fourth quarters ended December 31, 2020 and 2019 of $57.3 million and $43.5 million, respectively, and had non-GAAP free cash flow of $52.1 million and $33.9 million, respectively.  For the year ended December 31, 2020 and 2019, CSG generated net cash flows from operations of $173.0 million and $151.1 million, respectively, and had non-GAAP free cash flow of $143.6 million and $113.8 million, respectively.

Summary of 2021 Financial Guidance

CSG’s financial guidance for the full year 2021 is as follows:

GAAP Measures:
Revenue	$995 - $1,035 million
Operating Margin Percentage	12.2% - 12.7%
EPS	$2.30 - $2.53
Cash Flows from Operating Activities	$135 - $155 million
Non-GAAP Measures:
Adjusted Revenue	$922 - $954 million
Adjusted Operating Margin Percentage	16.25% - 16.75%
EPS	$3.02 - $3.24

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Conference Call

CSG will host a conference call on Wednesday, February 3, 2021 at 5:00 p.m. EST, to discuss CSG’s fourth quarter and full year results for 2020.  The call will be carried live and archived on the Internet.  A link to the conference call is available at http://ir.csgi.com.  In addition, to reach the conference by phone, call 800-437-2398 and ask the operator for the CSG Systems International conference call.

Additional Information

For information about CSG, please visit CSG’s web site at csgi.com.  Additional information can be found in the Investor Relations section of the website.

About CSG

For more than 35 years, CSG has simplified the complexity of business, delivering innovative customer engagement solutions that help companies acquire, monetize, engage and retain customers. Operating across more than 120 countries worldwide, CSG manages billions of critical customer interactions annually, and its award-winning suite of software and services allow companies across dozens of industries to tackle their biggest business challenges and thrive in an ever-changing marketplace. CSG is the trusted partner for driving digital innovation for hundreds of leading global brands, including AT&T, Charter Communications, Comcast, DISH, Eastlink, Formula One, Maximus, MTN and Telstra. To learn more, visit our website at csgi.com and connect with us on LinkedIn, Twitter and Facebook.

CSG Systems International, Inc.

February 3, 2021

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release.  Some of these key factors include, but are not limited to the following items:

•	CSG’s business may be disrupted and its results of operations and cash flows adversely affected by the COVID-19 pandemic;
•	CSG derives over forty percent of its revenue from its two largest clients;
•	Continued market acceptance of CSG’s products and services;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

John Rea, Investor Relations

(210) 687-4409

E-mail: john.rea@csgi.com

CSG Systems International, Inc.

February 3, 2021

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$188,699	$156,548
Short-term investments	51,598	26,109
Total cash, cash equivalents and short-term investments	240,297	182,657
Settlement assets	149,785	169,327
Trade accounts receivable:
Billed, net of allowance of $3,628 and $3,735	226,623	244,058
Unbilled	37,785	33,450
Income taxes receivable	2,167	4,297
Other current assets	41,688	35,293
Total current assets	698,345	669,082
Non-current assets:
Property and equipment, net of depreciation of $105,073 and $98,029	81,759	84,429
Operating lease right-of-use assets	110,756	94,847
Software, net of amortization of $139,836 and $125,437	26,453	32,526
Goodwill	272,322	259,164
Acquired client contracts, net of amortization of $105,778 and $93,767	48,012	55,105
Client contract costs, net of amortization of $39,893 and $31,526	47,238	50,746
Deferred income taxes	10,205	9,392
Other assets	36,910	27,739
Total non-current assets	633,655	613,948
Total assets	$1,332,000	$1,283,030
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$14,063	$10,313
Operating lease liabilities	22,651	22,442
Client deposits	39,992	38,687
Trade accounts payable	29,834	32,704
Accrued employee compensation	86,289	77,527
Settlement liabilities	148,819	168,342
Deferred revenue	52,357	45,094
Income taxes payable	6,627	2,806
Other current liabilities	19,383	20,778
Total current liabilities	420,015	418,693
Non-current liabilities:
Long-term debt, net of unamortized discounts of $5,346 and $10,053	337,154	346,509
Operating lease liabilities	95,926	78,936
Deferred revenue	17,275	18,552
Income taxes payable	2,436	2,543
Deferred income taxes	5,109	6,376
Other non-current liabilities	31,690	14,759
Total non-current liabilities	489,590	467,675
Total liabilities	909,605	886,368
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 32,713 and 32,891 shares outstanding	700	696
Additional paid-in capital	470,557	454,663
Treasury stock, at cost; 35,980 and 35,356 shares	(894,126)	(867,817)
Accumulated other comprehensive income (loss):
Unrealized gains on short-term investments, net of tax	13	16
Cumulative foreign currency translation adjustments	(31,151)	(39,519)
Accumulated earnings	876,402	848,623
Total stockholders' equity	422,395	396,662
Total liabilities and stockholders' equity	$1,332,000	$1,283,030

CSG Systems International, Inc.

February 3, 2021

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenue	$260,487	$254,747	$990,533	$996,810

Cost of revenue (exclusive of depreciation, shown separately below)	135,165	131,871	535,597	525,122
Other operating expenses:
Research and development	32,822	32,207	122,847	127,994
Selling, general and administrative	61,864	53,345	198,279	191,329
Depreciation	5,910	5,503	22,926	21,422
Restructuring and reorganization charges	1,051	1,563	5,328	4,834
Total operating expenses	236,812	224,489	884,977	870,701
Operating income	23,675	30,258	105,556	126,109
Other income (expense):
Interest expense	(3,606)	(4,300)	(15,500)	(17,748)
Amortization of original issue discount	(762)	(720)	(2,983)	(2,819)
Interest and investment income, net	158	457	1,244	1,785
Other, net	223	(1,481)	(2,961)	(1,604)
Total other	(3,987)	(6,044)	(20,200)	(20,386)
Income before income taxes	19,688	24,214	85,356	105,723
Income tax provision	(6,423)	(1,633)	(26,645)	(22,953)
Net income	$13,265	$22,581	$58,711	$82,770

Weighted-average shares outstanding:
Basic	31,832	31,967	32,010	32,051
Diluted	32,225	32,443	32,278	32,465

Earnings per common share:
Basic	$0.42	$0.71	$1.83	$2.58
Diluted	0.41	0.70	1.82	2.55

CSG Systems International, Inc.

February 3, 2021

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Year Ended
	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Net income	$58,711	$82,770
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	22,926	21,422
Amortization	43,947	45,700
Amortization of original issue discount	2,983	2,819
Asset impairment	11,030	438
Gain on short-term investments and other	(123)	(364)
Deferred income taxes	(1,033)	(77)
Stock-based compensation	25,237	19,919
Subtotal	163,678	172,627
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	14,659	(4,015)
Other current and non-current assets and liabilities	(10,688)	(17,727)
Income taxes payable/receivable	5,405	4,771
Trade accounts payable and accrued liabilities	(5,752)	(10,317)
Deferred revenue	5,718	5,737
Net cash provided by operating activities	173,020	151,076

Cash flows from investing activities:
Purchases of software, property and equipment	(29,397)	(37,319)
Purchases of short-term investments	(81,824)	(54,258)
Proceeds from sale/maturity of short-term investments	56,454	52,135
Acquisition of and investments in business, net of cash acquired	(11,491)	(17,194)
Net cash used in investing activities	(66,258)	(56,636)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,523	2,227
Payment of cash dividends	(31,056)	(29,126)
Repurchase of common stock	(38,123)	(30,918)
Exercise of common stock warrants	-	(12,911)
Payments on long-term debt	(10,313)	(7,500)
Net cash used in financing activities	(76,969)	(78,228)
Effect of exchange rate fluctuations on cash	2,358	1,059

Net increase in cash and cash equivalents	32,151	17,271

Cash and cash equivalents, beginning of period	156,548	139,277
Cash and cash equivalents, end of period	$188,699	$156,548

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$13,681	$16,064
Income taxes	22,431	18,358

CSG Systems International, Inc.

February 3, 2021

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	December 31, 2020		September 30, 2020		December 31, 2019
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Comcast	$54,845	21%	$52,483	22%	$60,049	24%
Charter	54,121	21%	53,202	22%	50,617	20%

	Year Ended		Year Ended
	December 31, 2020		December 31, 2019
	Amount	% of Revenue	Amount	% of Revenue
Comcast	$213,290	22%	$228,962	23%
Charter	209,400	21%	194,994	20%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31,	September 30,	December 31,
	2020	2020	2019
Broadband/Cable/Satellite	56%	59%	59%
Telecommunications	22%	18%	19%
All other	22%	23%	22%
Total revenue	100%	100%	100%

	Year Ended	Year Ended
	December 31,	December 31,
	2020	2019
Broadband/Cable/Satellite	58%	58%
Telecommunications	19%	19%
All other	23%	23%
Total revenue	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31,	September 30,	December 31,
	2020	2020	2019
Americas	84%	86%	88%
Europe, Middle East and Africa	12%	10%	8%
Asia Pacific	4%	4%	4%
Total revenue	100%	100%	100%

	Year Ended	Year Ended
	December 31,	December 31,
	2020	2019
Americas	86%	87%
Europe, Middle East and Africa	10%	9%
Asia Pacific	4%	4%
Total revenue	100%	100%

CSG Systems International, Inc.

February 3, 2021

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP adjusted revenue, non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow.  CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making.  CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information.  Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only.  Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

February 3, 2021

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Adjusted Revenue	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	X	—	X	—
Restructuring and reorganization charges	—	X	X	X
Executive transition costs	—	X	X	X
Acquisition-related expenses:	—	X	X	X
Amortization of acquired intangible assets	—	X	X	X
Earn-out compensation	—	X	X	X
Transaction-related costs	—	X	X	X
Stock-based compensation	—	X	X	X
Amortization of original issue discount (“OID”)	—	—	—	X
Gain (loss) on extinguishment of debt	—	—	—	X
Unusual income tax matters	—	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Transaction fees are primarily comprised of interchange and other payment-related fees paid, in conjunction with the delivery of service to clients under CSG’s payment services contracts, to third-party payment processors and financial institutions by CSG.  Because CSG controls the integrated service provided under its payment services client contracts, these transaction fees are presented gross, and not netted against revenue; however, other payments companies who do not provide and/or control an integrated service present their revenue net of transaction fees.  The exclusion of these fees in calculating CSG’s non-GAAP adjusted revenue provides management and investors an additional means to use to compare CSG’s current revenue with historical and future periods, as well as with other payments companies.

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction.  These charges are not considered reflective of CSG’s recurring business operating results.  The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Executive transition costs include expenses incurred related to the departure of CSG’s former CEO under the terms of his separation agreement.  These costs were recognized during the third and fourth quarters of 2020 (the CEO’s remaining term) and were not considered reflective of CSG’s recurring business operating results.  The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

February 3, 2021

•

Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs.  Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring business operating results.  The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation.  In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations.  Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs.  The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG.  The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules.  This OID is then amortized to interest expense over the life of the respective convertible debt instrument.  The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the extinguishment of debt are a result of the refinancing of CSG’s credit agreement and/or repurchase of CSG’s convertible notes.  These activities are not considered reflective of CSG’s recurring business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of this item allows investors to further evaluate the cash impact of these repurchases for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes.  Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow.  Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation.  CSG defines non-GAAP adjusted EBITDA as income before interest,

CSG Systems International, Inc.

February 3, 2021

income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, and gains and losses related to the extinguishment of debt, as discussed above.  Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations.  CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of software, property and equipment.

Non-GAAP Financial Measures

Non-GAAP Adjusted Revenue:

The reconciliations of GAAP revenue to non-GAAP adjusted revenue for the indicated periods are as follows (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP revenue	$260,487	$254,747	$990,533	$996,810
Less: Transaction fees	(17,239)	(17,840)	(67,671)	(69,114)
Non-GAAP adjusted revenue	$243,248	$236,907	$922,862	$927,696

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP operating income	$23,675	$30,258	$105,556	$126,109
Restructuring and reorganization charges (1)	1,051	1,563	5,328	4,834
Executive transition costs	11,226	-	13,012	-
Acquisition-related expenses:
Amortization of acquired intangible assets	2,681	3,095	11,816	12,603
Earn-out compensation	-	-	-	1,260
Transaction-related costs	(728)	-	(587)	-
Stock-based compensation (1)	5,082	6,624	19,762	20,896
Non-GAAP operating income	$42,987	$41,540	$154,887	$165,702

Non-GAAP adjusted revenue	$243,248	$236,907	$922,862	$927,696
Non-GAAP adjusted operating margin percentage	17.7%	17.5%	16.8%	17.9%
(1)	Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges and executive transition costs.

CSG Systems International, Inc.

February 3, 2021

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	December 31, 2020		December 31, 2019
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$13,265	$0.41	$22,581	$0.70
GAAP income tax provision (2)	6,423		1,633
GAAP income before income taxes	19,688		24,214
Restructuring and reorganization charges (1)	1,051		1,563
Executive transition costs	11,226		-
Acquisition-related costs:
Amortization of acquired intangible assets	2,681		3,095
Transaction-related costs	(728)		-
Stock-based compensation (1)	5,082		6,624
Amortization of OID	762		720
Non-GAAP income before income taxes	39,762		36,216
Non-GAAP income tax provision (2)	(10,864)		(4,306)
Non-GAAP net income	$28,898	$0.90	$31,910	$0.98

	Year Ended		Year Ended
	December 31, 2020		December 31, 2019
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$58,711	$1.82	$82,770	$2.55
GAAP income tax provision (2)	26,645		22,953
GAAP income before income taxes	85,356		105,723
Restructuring and reorganization charges (1)	5,328		4,834
Executive transition costs	13,012		-
Acquisition-related expenses:
Amortization of acquired intangible assets	11,816		12,603
Earn-out compensation	-		1,260
Transaction-related costs	(587)		-
Stock-based compensation (1)	19,762		20,896
Amortization of OID	2,983		2,819
Non-GAAP income before income taxes	137,670		148,135
Non-GAAP income tax provision (2)	(36,978)		(33,404)
Non-GAAP net income	$100,692	$3.12	$114,731	$3.53
(2)

For the fourth quarter and year ended December 31, 2020 the GAAP effective income tax rates were approximately 33% and 31%, respectively, and the non-GAAP effective income tax rate was approximately 27% for both periods.  The difference between the GAAP and non-GAAP effective income tax rates is due primarily to the non-GAAP tax impact of the separation agreement entered into during the third quarter of 2020 with CSG’s former CEO.

For the fourth quarter and year ended December 31, 2019 the GAAP effective income tax rates were approximately 7% and 22%, respectively, and the non-GAAP effective income tax rates were approximately 12% and 23%, respectively.  These rates reflect an approximately $4 million net income tax benefit related to Comcast’s exercise of 0.4 million vested common stock warrants in December 2019.

(3)

The outstanding diluted shares for the fourth quarter and year ended December 31, 2020 were 32.2 million and 32.3 million, respectively, and for the fourth quarter and year ended December 31, 2019 were 32.4 million and 32.5 million, respectively.

CSG Systems International, Inc.

February 3, 2021

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP net income	$13,265	$22,581	$58,711	$82,770
GAAP income tax provision	6,423	1,633	26,645	22,953
Interest expense (4)	3,606	4,300	15,500	17,748
Amortization of OID	762	720	2,983	2,819
Interest and investment income and other, net	(381)	1,024	1,717	(181)
GAAP operating income	23,675	30,258	105,556	126,109
Restructuring and reorganization charges (1)	1,051	1,563	5,328	4,834
Executive transition costs	11,226	-	13,012	-
Acquisition-related expenses:
Amortization of acquired intangible assets (5)	2,681	3,095	11,816	12,603
Earn-out compensation	-	-	-	1,260
Transaction-related costs	(728)	-	(587)	-
Stock-based compensation (1)	5,082	6,624	19,762	20,896
Amortization of other intangible assets (5)	3,400	2,897	13,216	10,641
Amortization of client contract costs (5)	4,432	4,705	17,190	20,779
Depreciation	5,910	5,503	22,926	21,422
Non-GAAP adjusted EBITDA	$56,729	$54,645	$208,219	$218,544
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenue	23%	23%	23%	24%
(4)	Interest expense includes amortization of deferred financing costs as provided in Note 5 below.
(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Amortization of acquired intangible assets	$2,681	$3,095	$11,816	$12,603
Amortization of other intangible assets	3,400	2,897	13,216	10,641
Amortization of client contract costs	4,432	4,705	17,190	20,779
Amortization of deferred financing costs	436	424	1,725	1,677
Total amortization	$10,949	$11,121	$43,947	$45,700

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Cash flows from operating activities	$57,335	$43,549	$173,020	$151,076
Purchases of software, property and equipment	(5,196)	(9,613)	(29,397)	(37,319)
Non-GAAP free cash flow	$52,139	$33,936	$143,623	$113,757

CSG Systems International, Inc.

February 3, 2021

Non-GAAP Financial Measures – 2021 Financial Guidance

Non-GAAP Adjusted Revenue:

The reconciliation of GAAP revenue to non-GAAP adjusted revenue, as included in CSG’s 2021 full year financial guidance, is as follows:

	2021 Guidance Range
	Low Range	High Range
GAAP revenue	$995,000	$1,035,000
Less: Transaction fees	(73,000)	(81,000)
Non-GAAP adjusted revenue	$922,000	$954,000

Non-GAAP Operating Income:

The reconciliation of GAAP operating income to non-GAAP operating income, as included in CSG’s 2021 full year financial guidance, is as follows (in thousands, except percentages):

	2021 Guidance Range
	Low Range	High Range
Operating Income
GAAP operating income	$121,300	$131,300
Restructuring and reorganization charges	300	300
Executive transition costs	100	100
Acquisition-related expenses:
Amortization of acquired intangible assets	8,400	8,400
Stock-based compensation	19,700	19,700
Non-GAAP operating income	$149,800	$159,800

Operating Margin Percentage
GAAP revenue	$995,000	$1,035,000
GAAP operating margin percentage	12.2%	12.7%

Non-GAAP adjusted revenue	$922,000	$954,000
Non-GAAP adjusted operating margin percentage	16.25%	16.75%

CSG Systems International, Inc.

February 3, 2021

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2021 full year financial guidance is as follows (in thousands, except per share amounts):

	2021 Guidance Range
	Low Range		High Range
	Amounts	EPS (7)	Amounts	EPS (7)
GAAP net income	$73,700	$2.30	$81,000	$2.53
GAAP income tax provision (6)	27,900		30,600
GAAP income before income taxes	101,600		111,600
Restructuring and reorganization charges	300		300
Executive transition costs	100		100
Acquisition-related expenses:
Amortization of acquired intangible assets	8,400		8,400
Stock-based compensation	19,700		19,700
Amortization of OID	3,000		3,000
Non-GAAP income before income taxes	133,100		143,100
Non-GAAP income tax provision (6)	(36,500)		(39,200)
Non-GAAP net income	$96,600	$3.02	$103,900	$3.24

(6)	For 2021, the estimated effective income tax rate for GAAP and non-GAAP purposes is expected to be approximately 27%.
(7)	The weighted-average diluted shares outstanding are expected to be approximately 32 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2021 full year financial guidance (in thousands, except percentages):

	2021 Guidance Range
	Low Range	High Range
GAAP net income	$73,700	$81,000
GAAP income tax provision (6)	27,900	30,600
Interest expense	17,500	17,500
Amortization of OID	3,000	3,000
Interest and investment income and other, net	(800)	(800)
GAAP operating income	121,300	131,300
Restructuring and reorganization charges	300	300
Executive transition costs	100	100
Acquisition-related expenses:
Amortization of acquired intangible assets	8,400	8,400
Stock-based compensation	19,700	19,700
Amortization of other intangible assets	10,100	10,100
Amortization of client contract costs	22,200	22,200
Depreciation	29,400	29,400
Non-GAAP adjusted EBITDA	$211,500	$221,500
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenue	23%	23%

CSG Systems International, Inc.

February 3, 2021

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

	2021 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$135,000	$155,000
Purchases of software, property and equipment	(25,000)	(35,000)
Non-GAAP free cash flow	$110,000	$120,000